Exhibit (e)(2)

EXHIBIT A

FUNDS

Name of Series

Amplify Online Retail ETF

Amplify CWP Enhanced Dividend Income ETF

Amplify Transformational Data Sharing ETF

Amplify Lithium & Battery Technology ETF (formerly Amplify Advanced Battery Metals and Materials ETF)

Amplify BlackSwan Growth & Treasury Core ETF

Amplify International Online Retail ETF

Amplify High Income ETF

Amplify Seymour Cannabis ETF

Amplify Pure Junior Gold Miners ETF

Amplify BlackSwan ISWN ETF

Amplify Cleaner Living ETF

Amplify Thematic All-Stars ETF